Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Net Element International, Inc. for the quarterly period ended September 30, 2013, each of the undersigned hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s knowledge: (i) such Quarterly Report on Form 10-Q of Net Element International, Inc. for the quarterly period ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in such Quarterly Report on Form 10-Q of Net Element International, Inc. for the quarterly period ended September 30, 2013 fairly presents, in all material respects, the financial condition and results of operations of Net Element International, Inc.

November 14, 2013	By:	/s/ Oleg Firer
Date	Oleg Firer
Chief Executive Officer
(Principal Executive Officer)

November 14, 2013	By:	/s/ Jonathan New
Date	Jonathan New
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Net Element International, Inc. and will be retained by Net Element International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.